Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated March 30, 2022, relating to the consolidated financial statements of Augmedix, Inc. and Subsidiaries included in its Annual Report on Form 10-K for the year ended December 31, 2021, filed with the U.S. Securities and Exchange Commission. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Frank, Rimerman + Co. LLP

San Francisco, California

April 15, 2022